APPLICATION FOR AIM VARIABLE ANNUITIES

Issued by: Glenbrook Life and Annuity Company - PO Box 94039 - Palatine, IL 60094-4039 - Telephone 800-776-6978 FAX 847-402-9543
Mail check (payable to) and application to: Glenbrook Life and Annuity Company - PO Box 94039 - Palatine, IL 60094-4039
Send overnight mail to: Glenbrook Life and Annuty Company - 300 N. Milwaukee Avenue - Vernon Hills, IL 60061-1533
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1.      Owner(s)

Name ______________________________ // M  // F   Birthdate __/__/__
Address ___________________________________________________________
                Street          City            State           Zip
Soc. Sec. No.___________________________ Phone No. ________________
Name ______________________________ // M  // F   Birthdate __/__/__
Address ___________________________________________________________
                Street          City            State           Zip
Soc. Sec. No.___________________________ Phone No. ________________

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2.      Annuitant
Leave blank if Annuitant is same as sole Owner

Name ______________________________ // M  // F   Birthdate __/__/__
Address ___________________________________________________________
                Street          City            State           Zip
Soc. Sec. No.___________________________Relationship to Owner ___________
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3.      Beneficiary(ies)

Name ________________________ Relationship to Owner __________________
% ____________________ Soc. Sec. No. _________________________________
Name ________________________ Relationship to Owner __________________
% ____________________ Soc. Sec. No. _________________________________

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4.      Purchase Payment

Initial Purchase Payment $______________

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5.      Plan Options

Choose one product below:

// VA3 Standard Option
// VA3 Short Surrender Option
// VA3 No Surrender Option

Choose option(s): // Base Contract; No Rider or select any combination of the following:
// Enhanced Death Benefit Rider
// Income Benefit Rider
// Enhanced Earnings Death Benefit Rider
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Check here for Contribution Strategy: // Contribution Strategy (choose one: __ 3 yr __ 5 yr __ 7 yr __ 10 yr)
Allocate the remainder of any variable funds by %. Guarantee period options may vary by state. Allow a portion of investment to be placed in a fixed account, which grows back to the principal, assuming no withdrawals are taken.

Please allocate the initial purchase payment in whole % to the Investment Alternatives specified below:

AIM V.I. Funds

// Aggressive Growth            __ %    // Global Utilities             __ %
// Balanced                     __ %    // Government Securities        __ %
// Basic Value                  __ %    // Growth                       __ %
// Blue Chip                    __ %    // Growth & Income              __ %
// Capital Appreciation         __ %    // High Yield                   __ %
// Capital Development          __ %    // International Equity         __ %
// Dent Demographic Trends      __ %    // Mid Cap Equity               __ %
// Diversified Income           __ %    // Money Market                 __ %
                                        // New Technology               __ %
                                        // Value                        __ %
                                        // __________________           __ %
                                        // __________________           __ %
                                        // __________________           __ %
                                        // __________________           __ %
                                        // __________________           __ %
Fixed Account (see state availability*)

// 1-Year Guarantee Period              ___
// 3-Year Guarantee Period              ___
// 5-Year Guarantee Period              ___
// 7-Year Guarantee Period              ___
// 10-Year Guarantee Period             ___
// DCA Options                          ___
(Please allocate DCA below.)
Total                                   100%

*In GA, MD, OR, PR, TX, WA only th e1-year guarantee period is available with the VA3 Short Surrender and VA3 No Surrender Product Options; and only the 1-year, 3-year and 7-year guaranteed periods are available with the VA3 Standard Option.
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Dollar-Cost Averaging (DCA) Options (Not available in all states.)

// 6-month DCA Option. Money will be transferred in equal monthly installments for ____ (1-6) months.
// 12-month DCA Option. Money will be transferred in equal monthly installments for ____ (7-12) months.

Please allocate the DCA Option amount to the Investment Alternatives specified below:

AIM V.I. Funds

// Aggressive Growth            __ %    // Global Utilities             __ %
// Balanced                     __ %    // Government Securities        __ %
// Basic Value                  __ %    // Growth                       __ %
// Blue Chip                    __ %    // Growth & Income              __ %
// Capital Appreciation         __ %    // High Yield                   __ %
// Capital Development          __ %    // International Equity         __ %
// Dent Demographic Trends      __ %    // Mid Cap Equity               __ %
// Diversified Income           __ %    // Money Market                 __ %
                                        // New Technology               __ %
                                        // Value                        __ %
                                        // __________________           __ %
                                        // __________________           __ %
                                        // __________________           __ %
                                        // __________________           __ %
                                        // __________________           __ %
                                                TOTAL                   100%

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6.      Tax Qualified Plan

// Yes  // No  (If Yes, Complete the following.) // Custodial IRA  // Roth IRA
// IRA Rollover   // IRA/Year of Contribution ___________ // IRA Transfer
// Other
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7.      Optional Programs

Please complete the appropriate authorization form for the program selected below.

// Automatic Additiona Program // Direct Deposit // Systematic Withdrawal Program // Automatic Portfolio Rebalancing Program // Dollar Cost Averaging Program* // Interest Averaging
*A separate form for DCA allocation is not needed if the DCA Options section on this form is completed.
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The following states require insurance applicants to acknowledge a fraud warning statement.  Please refer to the fraud warning statement for your state.

For AR, KY, ME, NM, OH and PA: Any person who knowingly and with intent to defraud any insurance company or other person files an application for insurance or statement of claim containing any materially false information or conceals, for the purpose of misleading, information concerning any fact material thereto commits a fraudulent insurance act, which is a crime and subjects such person to criminal and civil penalties. For AZ: Upon you written request we will provide you within a reasonable period of time, reasonable, factual information regarding the benefits and provisions of the annuity contract for which you are applying. If for any reason you are not satisfied with the contract, you may return the contract within ten days after you receive it. If the contract you are applying for is a variable annuity, you will receive an amount equal to the sum of (i) the difference between the premiums paid and the amounts allocated to any account under the contract and (ii) the Contract Value on the date the returned contract is received by our company or our agent. For CO: It is unlawful to knowingly provide false, incomplete, or misleading facts or information to an insurance company for the purpose of defrauding or attempting to defraud the company. Penalties may include imprisonment, fines, denial of insurance, and civil damages. Any insurance company or agent of an insurance company who knowingly provides false, incomplete, or misleading facts or information to a policy holder or claimant for the purpose of defrauding or attempting to defraud the policy holder or claimant with regard to a settlement or award payable from insurance proceeds shall be reported to the Colorado Division of Insurance within the Department of Regulatory Agencies. For D.C.:
Warning: It is a crime to provide false or misleading information to an insurer for the purpose of defrauding the insurer or any other person. Penalties include imprisonment and/or fine. In addition, an insurer may deny insurance benefits if false information materially related to a claim was provided by the applicant. For FL: Any person who knowingly and with intent to injure, defraud, or deceive any insurer files a statement of claim or an application containing any false, incomplete, or misleading information is guilty of a felony of the third degree. For GA: Any person who knowingly and with intent to injure, defraud, or deceive any insurer files a statement of claim, or an application containing any false, incomplete or misleading information may be gulity of a felony of the third degree. For LA: Any person who knowingly presents a false or fraudulent claim for payment of a loss or benefit or knowingly presents false information in an application for insurance is guilty of a crime and may be subject to fines and confinement in prison. For NJ: Any person who includes any false or misleading information on an application for an insurance policy is subject to criminal and civil penalties.
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8.      Replacement Information

Do you have an existing annuity or life insurance contract? // Yes // No Will this annuity replace or change any existing annuity or life insurance?
  // Yes // No     (If Yes, please complete the following.)

Company _______________________  Policy No. ______________________
Cost Basis Amount __________________ Policy Date _________________
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9.      Signature(s)

I understand that if Glenbrook Lfie and Annuity Company ("Glenbrook") declines this application, Glenbrook will have no liability except to return the purchase payments. I undersantd that any distribution from the Fixed Account prior to the end of a Guarantee Period may be subject to a Market Value Adjustement which may be negative or positive. I understand that annuity values and income payments based on the investment experience of the Investment Alternatives underlying the separate account are variable and are not guaranteed as to dollar amount. ANy benefits, values or payments based on performance of the segregated accounts may vary and are NOT guaranteed by our company or any other insurance company; are NOT guaranteed by the U.S. government or any state government; and are OT federally insured by the FDIC, the Federal Reserve Board or any other federal or state agency. The owner bares all risk for amounts allocated to the variable portfolios. I have received the current prospectus for this variable annuity.

Signed at _____________________________________ Date __/__/__
                City            State
Owenr(s) _____________________________________________________________
Fax Number ___________________________________ E-mail Address _______________
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10.     Agent Use Only

To the bast of my knowledge, the insured has an existing annuity or life insurance contract. // Yes // No
Will the annuity applied for replace or change any existing annuity or life
insurance?  // Yes   // No

Agent Name (Please Print)_______________________ Phone No. ___________________
Agent Signature ________________________________ Soc. Sec. No. _______________
Agent GA No. (Joint Business ___________________ FL License No. ______________
Fax Number _____________________________________ E-mail Address ______________
Client's B/D Acct. No. _________________________ B/D Name ____________________
Designation:  // A - Applies to all products.
              // B - Applies to VA3 Standard Option only.
Note: Please be advised that a firm designation my override an individual agnet designation. If no designation is given, "A" will be the designation.


GLMR163                                                         10/01